EXHIBIT 99.1

SMFStreicher Mobile Fueling, Inc.
800 West Cypress Creek Road, Suite 580
Fort Lauderdale, Florida 33309
                                                              NEWS RELEASE
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Contact:  Richard E. Gathright
          President and Chief Executive Officer
          954-308-4200

          C. Rodney O'Connor
          Cameron Associates, Inc.
          212- 245-8800

                      STREICHER MOBILE FUELING, INC.
                      ANNOUNCES CHANGE OF FISCAL YEAR

Ft.  Lauderdale,  FL,  August  2, 2001 - STREICHER  MOBILE  FUELING,  INC.

(NASDAQ:  FUEL  and FUELW), today announced that, on July  19,  2001,  its

Board  of Directors approved a change of fiscal year-end to June  30  from

January 31.  A Form 10-Q/T report for the five month period ended June 30,

2001  will be filed with the Securities and Exchange Commission  in  early

September  to  effect the change.  The change to a June 30th  fiscal  year will  enable  the  Company  to report results on a  conventional  calendar quarter  basis  like most other companies in the petroleum, transportation and  energy sectors, and therefore allow for more coverage of the  Company by  the  investment  community.  In addition, a June  30th  year-end  will enable  the  Company to report on a business year which is more consistent with the typical impact of seasonality on its operating performance.



Richard  E. Gathright, Chief Executive Officer and President, stated  that

"The new fiscal year beginning July 1, 2001 is expected to reflect many of the  positive  results  of the turnaround initiatives  undertaken  by  new management  during the five month transition period since our January  31,

2001  fiscal year end.  These initiatives are important components of  our strategic  business  plan and will assist us in achieving  our  goals  for future growth, increasing operating effectiveness and restoring earnings."



Gathright  added, "While SMF still expects to report a loss  for  the  two month  and  five  month periods ending June 30, 2001, which  includes  the costs of building a new infrastructure, significant progress has been made in  all phases of our business activities, particularly new marketing  and sales programs aimed at substantially increasing revenue.  In addition, we have  restructured fleet operations to reduce costs through more efficient and less labor intensive delivery and fueling operations.  The combination of  expanded volumes and resulting higher margins, together with more cost effective operations, are the cornerstones of building positive cash  flow and  a  return  to  profitability.  Further,  general  and  administrative

expenses   have  been  reduced,  primarily  through  selective   personnel

reductions,  attrition and an effective reallocation  of  responsibilities among  a more efficient and compact work force, as well as from a decrease in  third  party  advisory services and improvements in field  and  office

control  procedures  directly  contributing  to  a  lower  internal   cost

structure.   We believe the potential of the mobile fueling  business  and related fuel service areas for near term growth are excellent.  SMF  is  a recognized player in this emerging market where we anticipate a  surge  in demand for the services we provide."



SMF  also  announced the appointment effective July 19, 2001 of  David  S.

Clodfelter  as Senior Vice President - Chief Financial Officer  and  Chief

Information Officer.  Clodfelter, 47, has over 26 years experience in  the energy business with an extensive background in all aspects of finance and accounting, as well as application and information systems implementations and  management.  He joins SMF from SAP America, Inc., the world's largest enterprise software company, where he served for two years as an executive focused on the development of new business in the energy and mining areas.

Prior  to  joining SAP, he was Vice President of Information Services  and

Chief  Information  Officer at TransMontaigne  Inc.  for  two  years.   He

previously  served  ten  years  as Vice  President  -  Finance  and  Chief

Financial  Officer  for  the  U.S.  and Canadian  operations  of  Aberdeen

Petroleum  plc,  a  British public company.  He started  his  professional career with Arthur Andersen & Co.



Walter  B.  Barrett,  the  SMF Chief Financial Officer  since  July  1997,

resigned  that  position effective July 19, 2001 to pursue other  business opportunities.



ABOUT STREICHER MOBILE FUELING, INC.

SMF  provides cost effective mobile fueling and fuel management  services,

primarily  to customers operating large fleets of vehicles and  equipment.

SMF's  specialized  truck  fleet delivers fuel  to  customers'  locations,

refueling vehicles and equipment and/or resupplying storage facilities  at competitive fuel prices and service fees.  The proprietary SMF  electronic fuel  system is used to measure, record, and track fuel dispensed to  each vehicle  and  tank fueled at a customer location allowing verification  of the amount of fuel delivered and providing customers with customized fleet fuel  data  for management analysis and tax reporting.  SMF currently  has over 100 mobile fueling trucks operating from 15 locations in 5 states.



FORWARD LOOKING STATEMENTS

This  press  release  includes  "forward-looking  statements"  within  the meaning  of the safe harbor provision of the Private Securities Litigation

Reform  Act  of 1995.  Such forward-looking statements are  based  on  the current  beliefs  of the Company and its management based  on  information known  to  them at this time.  Because these statements depend on  various assumptions  as  to  future  events, they  should  not  be  relied  on  by shareholders or other persons in evaluating the Company. Among  the  risks and  uncertainties  could  cause  actual  results  to  differ  from  those anticipated  by  the  Company are the level of demand  for  the  Company's products,  changes in market conditions in the transportation or petroleum industries,  including the entry of new competitors, the  availability  of sufficient  debt  or  equity capital to sustain  and  grow  the  Company's business,  adverse  regulatory  actions,  the  availability  of  qualified workers to provide the level of service required by customers, the success of the Company's marketing, pricing and other business strategies, as well as  economic  conditions generally, particularly in the  geographic  areas

served   by   the  Company.    Although  management  believes   that   the

expectations  reflected in such forward-looking statements  are  based  on reasonable  assumptions  as to these and other  risks  and  uncertainties,

actual results could differ materially from those projected.